Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Avant Diagnostics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Avant Diagnostics, Inc. (“the Company”) as of September 30, 2019 and 2018 and the related statements of operations, changes in stockholders’ deficit and cash flows, for each of the periods ended September 30, 2019 and 2018, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of its operations and its cash flows for each of the periods ended September 30, 2019 and 2018, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinstein International C.P.A. (Isr)
Jerusalem, Israel
December 31, 2019

We have served as the Company’s auditor since 2019.

F-1

AVANT DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS

FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

Balance Sheet

	September 30, 2019	September 30, 2018

ASSETS
Current Assets:
Cash	$569,960	$30,896
Total current assets	569,960	30,896
Non-current Assets
Intellectual Property	3,209,602	4,643,099
Website development cost, net	2,125	3,187
Furniture and Equipment	366,359	16,065
Other Assets	25,805	38,132
Patent costs, net	124,668	86,614
Total non-current assets	3,728,559	4,787,097
Total Assets	$4,298,519	$4,817,993

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	1,449,683	$1,531,383
Accrued expenses	446,039	508,131
Accrued payroll and benefits	478,333	180,025
Notes payable	24,759	56,259
Derivative liability	277,569	472,670
Total current liabilities	2,676,383	2,748,468
Total Liabilities	2,676,383	2,748,468

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized
Series A preferred stock $0.001 par value; 2,051,155 and 1,631,655 shares outstanding as of September 30, 2019 and September 30, 2018, respectively	2,051	1,632
Series B preferred stock $0.001 par value; 25,614,865 and 25,614,865 shares outstanding as of September 30, 2019 and September 30, 2018, respectively	25,615	25,615
Series C preferred stock $0.001 par value; 150,000 and 150,000 shares outstanding as of September 30, 2019 and September 30, 2018, respectively	150	150
Series D preferred stock $0.001 par value; 1,358,450 and -0- shares outstanding as of September 30, 2019 and September 30, 2018, respectively	1,358	-
Common Stock $0.00001 par value, 450,000,000 shares authorized; 346,957,722 and 336,957,722 shares outstanding as of September 30, 2019 and September 30, 2018 respectively	3,470	3,370
Warrants	67	67
Additional paid-in capital	37,345,682	35,569,540
Accumulated deficit	(35,756,257)	(33,530,848)
Total Stockholders’ Equity	1,622,136	2,069,526
Total Liabilities and Stockholders’ Equity	4,298,519	$4,817,993

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AVANT DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	Year ended September 30,
	2019	2018
Revenue	-	-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses:
Selling, general and administrative	1,726,876	1,376,358
Professional fees	697,120	935,278
Total operating expenses	2,423,996	2,311,636
Loss from operations	(2,423,996)	(2,311,636)

Other income (expense)
Gain on other comprehensive income	-	38,477
Unrealized Gain (Loss) on Investment	(15,800)	33,800
Interest expense	(60,968)	10,624
Gain (Loss) on other comprehensive expense	80,252	-
Profit (Loss) on change in fair value of derivative	195,102	(143,063)
Total other income (expense)	198,586	(60,162)

Net Gain/ (Loss)	(2,225,409)	(2,371,797)

Loss per Share:
Basic and diluted net loss per common share outstanding	(0.01)	(0.01)
Basic and diluted weighted average number of common shares outstanding	264,743,909	240,672,638

Comprehensive loss:
Net loss	(2,225,409)	(2,371,797)
Unrealized loss on available for sale securities	-	-
Comprehensive gain/(loss)	(2,225,409)	(2,371,797)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AVANT DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

							Additional
	Warrants		Preferred stock		Common stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, September 30, 2017			-	$-	303,927,098	$3,040	32,132,294	(31,159,051)	976,283
Sale of common stock	-	-	-	-	-	-	-		-
Sale of Preferred Stock	-	-	1,266	1,266	-	-	1,264,190		1,265,455
Warrants issued for services	67	67	-	-	-	-	99,933		100,000
Common stock issued for services	-	-	-	-	2,938,551	29	59,142		59,171
Common stock issued to pay debt	-	-	-	-	30,092,073	301	373,139		373,440
Preferred stock issued to pay debt	-	-	26,131	26,131	-	-	1,640,842		1,666,973
Net loss	-	-	-	-	-	-	-	(2,371,797)	(2,371,797)
Balance, September 30, 2018	67	67	27,397	27,397	336,957,722	3,370	35,569,540	(33,530,848)	2,069,526
Common stock issued for services	-	-	-	-	10,000,000	100	-		100
Sale of Preferred Stock	-	-	1,778	1,778	-	-	1,776,142		1,777,920
Net loss	-	-	-	-	-	-	-	(2,225,409)	(2,225,409)
Balance, September 30, 2019	67	67	29,174	29,174	346,957,722	3,470	37,345,682	(35,756,257)	1,622,136

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AVANT DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	Year ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(2,225,409)	$(2,371,797)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,848,651	463,524
Common stock issued for services	100	-
Stock-based compensation expenses	-	59,173
Loss on change in fair value of derivatives	(195,102)	(1,454,130)
Changes in operating assets and liabilities:
Furniture and Equipment	(350,293)	(16,065)
Accounts payable	(81,700)	424,774
Due to related party	298,308	(97,150)
Accrued liabilities	(62,092)	(34,209)
Net cash used in operating activities	(767,537)	(3,025,880)

Cash Flows from Investing Activities:
Acquisition	(395,496)	-
Licensing costs	(56,650)	(15,127)
Other Assets	12,327	8,428
Net cash provided by (used in) investing activities	(439,819)	(6,699)

Cash Flows from Financing Activities:
Proceeds from sale of common stock, net	-	373,440
Proceeds from warrant and option exercises	-	100,000
Proceeds from convertible notes payable	(31,500)	(343,741)
Proceeds from the issuane of Preferred Stock	1,777,920	2,932,428

Net cash provided by financing activities	1,746,420	3,062,127

Net increase in cash	539,064	29,548
Cash at beginning of period	30,896	1,348
Cash at end of period	$569,960	$30,896

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AVANT DIAGNOSTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019 AND 2018

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Avant Diagnostics, Inc. (“Avant”, “we” or the “Company”), a Nevada corporation established in 2009, is a commercial-stage molecular data-generating company that focuses on the development and commercialization of a series of proprietary data-generating assays that provide important actionable information for physicians and patients in the areas of cancers. Avant was originally named Arrayit Diagnostics, Inc. which was formed as a majority owned subsidiary of Arrayit Corporation (“Arrayit”) through a technology transfer in July 2009. In January 2013, the Company effected a name change to Avant Diagnostics, Inc. In May of 2016, the Company acquired assets from Theranostics Health, Inc. and Amarantus Diagnostics, Inc. to significantly expand its pipeline and position itself for commercialization.

Basis of Presentation

Effective December 29, 2014, we completed a reverse recapitalization, as agreed in the definitive Agreement and Plan of Reorganization, of 100% of the outstanding equity interests of American Liberty Petroleum Corp. (“ALP”). Avant shareholders received approximately 74,500,000 shares of common stock for a 93% equity interest in ALP. Such share exchange was calculated based on a one-for-one conversion ratio after a 1 for 17 reverse stock split of ALP which was subsequently effected in March 2015. The split affected the ALP common stock and not the Avant common stock. All references in these consolidated financial statements to the number of shares, options and other common stock equivalents, price per share and weighted-average number of shares outstanding of common stock have been adjusted to retroactively reflect the effect of the stock split. Per the terms of the Agreement and Plan of Reorganization, ALP was delivered with zero assets and $70,000 in liabilities at time of closing. Following the reverse merger, we changed the name of ALP to “Avant Diagnostics, Inc.” The transaction was regarded as a reverse recapitalization whereby Avant was considered to be the accounting acquirer as it retained control of ALP after the exchange. Although ALP is the legal parent company, the share exchange was treated as a recapitalization of ALP. Avant is the continuing entity for financial reporting purposes. Accordingly, the assets and liabilities and the historical operations reflected in the financial statements are those of Avant for all periods presented.

In conjunction with the reverse recapitalization, Issuers Capital Advisors, LLC, an entity controlled by the Company’s former President and CEO, was granted 5,000,000 warrants with a fair value of $641,126. The cost of the warrants are recognized on the Consolidated Statement of Operations as Merger costs.

As of September 30, 2019, there remained a total 3,510,000 shares of common stock that still had not been converted by Avant shareholders as part of the reverse recapitalization. The Agreement and Plan of Reorganization does not provide for cash in lieu of exchange of shares and provides that upon the merger, the shareholders acquired their rights in ALP shares and all outstanding shares of Avant were deemed to be cancelled. There is no timeframe as to when the shareholders must convert their shares and, as of the date of this report, the shares have not been issued.

On January 27, 2015, the Company effected a change in the par value of its common stock to $0.00001 per share. Accordingly, the Company has recorded a retroactive reclassification to reflect the change in par value on its consolidated balance sheets for all periods presented.

On May 11, 2016, the Company acquired substantially all of the assets and assumed certain liabilities related to the business of Theranostics Health, Inc., a Delaware corporation (“THI”). THI was a leading developer of phospho-proteomic technologies for measuring the activation status of key signaling pathways that are instrumental in the development of companion diagnostics for molecular-targeted therapies in oncology, which the Company calls Theralink® technology. THI used Theralink® to support the drug development programs of many major pharmaceutical and biotechnology drug development companies. Theralink® had an initial commercial launch under the Clinical Laboratory Improvement Amendments (CLIA) regulatory pathway from late 2014 to late 2015 where important information was obtained regarding cost of goods sold (COGS), reimbursement expectations, scale and adoption. Theralink® was withdrawn from the commercial market in late 2015 due to an inability to reach profitability, which precipitated the sale of assets from THI to the Company.

F-6

The Company also owns an exclusive license and has distribution rights for OvaDx®, a noninvasive proteomics diagnostic screening test for the early detection of ovarian cancer. Prior to the acquisitions of assets from THI and ADI, the Company’s primary activities since inception had been focused on preparing sample specimens in order for OvaDx® to be further tested according to the guidelines outlined by the Food & Drug Administration for the commercial development of diagnostic tests. As of September 31, 2019, the Company is no longer pursuing OvaDx® and has written down the intangible asset to zero.

Recent Developments

During the fiscal year ended September 30, 2018, the Company curtailed its operations as a result of its limited operating capital. Since the end of the fiscal year ended September 30, 2017 through September 30, 2018, we have focused on executing our business plan by commercializing our proprietary data-generating technology in the area of oncology, as well as focusing on the relocation and opening of a revenue producing CAP/CLIA laboratory. The Company is focused on improving revenues in the pharma services business by acquiring customers with oncology-focused preclinical and clinical drug development programs. The Company is establishing business relationships with pharmaceutical companies in early and late stage clinical development.

In connection with the purchase of the business assets and certain liabilities of Theranostics Health, Inc. (“THI”), the Company acquired a CLIA laboratory located in Gaithersburg, Maryland. THI was a leading developer of proteomic technologies for measuring the activation status of key signaling pathways that are instrumental in the development of companion diagnostics for molecular-targeted therapies. THI has used these proteomic technologies to support the drug development programs of many major pharmaceutical and biotechnology drug development companies. THI was also providing these testing capabilities to clinical oncologists to advance personalized medicine through its Theralink® data-generating assays.

As a result of the cost cutting measures taken during the fiscal year ended September 30, 2018, the Company substantially curtailed the use of the CLIA laboratory. As a result of these cost cutting measures, the Company was unable to timely make certain payments on the terms of the lease. As a result, the Company defaulted on its lease at the location of the Maryland laboratory and the landlord held the equipment located in the facility as collateral for amounts owed under the lease. AVDX Investors Group, LLC (“AVDX”), an entity controlled by Jeff Busch, our Executive Chairman (“Busch”), loaned the Company the capital to purchase the equipment. The note issued to AVDX is a demand promissory note that bears no interest and is secured by the equipment. During the fiscal year ended September 30, 2018, AVDX, Busch and his affiliated entities also loaned and/or paid certain obligations amounts on behalf of the Company.

Once the Company reacquired the equipment for the laboratory, management undertook a review of the Company’s current operations and decided to move the CLIA laboratory from Maryland to Golden, Colorado (the “New Lab”) In connection with the relocation to the New Lab, the Company executed a lease, built out the space for the New Lab and moved the equipment from Maryland to Colorado. In connection with this relocation, management, in consultation with scientists from George Mason University, the licensor of the Company’s Theralink® technology (“Licensor”), evaluated the status of the Company’s equipment. It was determined that the equipment was not properly maintained and was left in poor working order by prior management. As a result, the Company had to spend approximately $152,209 during the fiscal year ended September 30, 2018 to have the equipment refurbished for the New Lab, so the Licensor could assist management with the set up and validation of the equipment to be used for the technology. The Company continues to build out the lab and plans to have it operational by December 2019-January 2020.

During the fiscal year ended September 30, 2019, the Company focused on executing its business plan by building out the New Lab and validating the equipment in order to meet CLIA and CAP standards. In addition, the Company’s management team has been actively marketing it’s Theralink® assay by attending and having a booth at multiple cancer trade shows such as AACR and ASCO. By the end of the fiscal year ended September 30, 2019, 95% of the leasehold improvements in the New Lab were completed. The New Lab has a Laser Capture Microdissection (LCM) area, with two new LCMs, which will help the Company commercialize its proprietary data-generating technology for biopharmas once the New Lab is opened. The Company has also installed a tissue culture lab in addition to the main lab, which has two RPPA instruments and three auto stainers which will help the Company commercialize its proprietary data-generating technology for new pharmaceutical clients. Management believes the Company’s New Lab now has all of the instruments necessary to service biopharmas by acquiring customers with oncology-focused preclinical and clinical drug development programs. Arrangements have been made with a large hospital system to obtain the necessary population data (breast cancer tumor samples) to move the Company towards CLIA/CAP certifications.

F-7

In addition to the build out of the New Lab, the Company has hired an experienced staff to be able to service potential customers once the New Lab receives its necessary certifications. It has done this by hiring (i) two Ph.D’s from the GMU Proteomics Lab (ii) a histologist who is an expert in CLIA/CAP regulations and (iii) an experienced Senior Director of Business Development who has been instrumental in developing oncology and channel partner networks that the Company believes will be important in developing a strong cancer patient referral base. The Company believes that it will be able to obtain the CLIA/CAP certifications in the first half of 2020, but the New Lab is planned to be operational by the December 2019-January 2020 time frame.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

Since inception, the Company has financed its operations primarily through equity and debt financings and advances from related parties. As of September 30, 2019 and 2018, the Company had an accumulated deficit of $35.76 million and $33.53 million, respectively. During the year ended September 30, 2019 and 2018, the Company incurred net losses of $2.23 million and $2.37 million, respectively, and used cash in operating activities of ($767,537) and used ($3,025,880), respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company recognizes it will need to raise additional capital in order to fund operations, meet its payment obligations and execute its business plan. There is no assurance that additional financing will be available when needed or that management will be able to obtain financing on terms acceptable to the Company and whether the Company will generate revenues, become profitable and generate positive operating cash flow.

If the Company is unable to raise sufficient additional funds on favorable terms, it will have to develop and implement a plan to further extend payables and to raise capital through the issuance of debt or equity on less favorable terms until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. If the Company is unable to obtain financing on a timely basis, the Company could be forced to sell its assets, discontinue its operations and/or pursue other strategic avenues to commercialize its technology, and its intellectual property could be impaired.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company and AVDX Investors Group, LLC (AVDX). Avant Diagnostics Acquisition Corporation (ADAC) and American Liberty Petroleum Corp. was dissolved. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. The Company’s significant estimates include the valuation of derivative liabilities, useful lives of long-lived assets, the valuation of debt and equity instruments, the valuation allowance relating to stock-based compensation and the Company’s deferred tax assets. Actual results could differ from those estimates.

F-8

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product or services has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The Company derives its revenue from the performance under research and development contracts. These contracts require the Company to provide services directed towards specific objectives and include developmental milestones and deliverables. Up-front payments are recorded as deferred revenue and recognized when milestones are achieved. The Company may be reimbursed for certain costs incurred in preforming the specific research and development activities and records the reimbursement as revenues. As of September 30, 2019, and 2018, deferred revenue was $-0- and $-0-.

Cost of Sales and Service

The cost of sales and service consists of the cost of labor, equipment depreciation, and supplies and materials.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of September 30, 2019, and 2018, allowance for doubtful accounts was $-0-.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Office equipment	5 years
Lab equipment	5 years

Net Loss per Share of Common Stock

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period, adjusted to give effect to the 17-for-1 reverse stock split, which was effective in the market in March 2015 (see Note 1), and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share for the years ended September 30, 2019 and 2018 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

F-9

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	September 30,	September 30,
	2019	2018
Shares issued upon conversion of convertible notes and accrued interest	$-	-

Intangible Assets

The Company’s intangible assets consists of the following:

Intellectual property for the technology transfer agreement and licensing payments for use of various patents for its worldwide exclusive licensed rights to OvaDx®, a diagnostic screening test for the early detection of ovarian cancer. As of September 30, 2019, the Company has not applied for FDA approval with respect to the clinical use of these intangible assets. The carrying value of September 30, 2019 and 2018 was $-0- and $1,166,834 respectively. As of September 31, 2019, the Company is no longer pursuing OvaDx® and has written down the intangible asset to zero.

Intellectual property acquired from the THI Acquisition leading to the development of proteomic technologies for measuring the activation status of key signaling pathways that are instrumental in the development of companion diagnostics for molecular-targeted therapies. The Company had used these proteomic technologies to support the drug development programs of many major pharmaceutical and biotechnology drug development companies. The carrying value of September 30, 2019 and 2018 was $3,209,602 and $3,477,068, respectively.

Intangible assets with finite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are not amortized, but are tested for impairment annually. The Company’s intangible asset with a finite life included intellectual property acquired from THI Acquisition, capitalized website development costs and patent costs, which are being amortized over their economic or legal life, whichever is shorter. The gross carrying amounts and accumulated amortization related to acquired intangible assets as of September 30, 2019 are as follows (in thousands, except year amounts):

		Book Value	Additions			Amortization Expense	Book Value
	Original	as of	during	Total after	Remaining life	for the Year Ended	as of
Description	Purchase Price	September 30, 2018	the year	Additions	In years	September 30, 2019	September 30, 2019
License Rights to OvaDx	1,685	1,167	-	1,167	9	1,167	-
THI Acquisition on May 11, 2016	4,119	3,477	-	3,477	15	267	3,210
Website development cost	21	3	-	3	5	1	2
Patent costs	200	87	57	143	9	19	125
Lab Equipment	412	15	395	411	5	44	366
	6,437	4,749	452	5,201		1,498	3,703

The Company incurred amortization expense and amortization of licensing rights/acquisition associated with its finite-lived intangible assets of approximately $1,498,357 for the year ended September 30, 2019.

Impairment of Long-Lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. During the year ended September 30, 2019 and 2018, the Company management performed an evaluation of its acquired intangible assets as of September 30, 2019 and 2018 and no impairment was deemed to exist as of September 30, 2019 and 2018. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates. As of September 30, 2019, the Company is no longer pursuing OvaDx® and has written down the intangible asset to zero.

F-10

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable ASC 480-10.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants, if any, and other free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free-standing derivatives consist of embedded conversion options with issued convertible notes. The Company evaluated these derivatives to assess their proper classification in the consolidated balance sheets as of September 30, 2019 using the applicable classification criteria enumerated under ASC 815-Derivatives and Hedging. The Company determined that certain embedded conversion features do not contain fixed settlement provisions. The convertible notes contain a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the debt derivatives which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

Segment Reporting

The FASB accounting guidance regarding disclosures about segments of an enterprise and related information establishes standards for the manner in which public business enterprises report information about operating segments. The Company is managed as a single operating segment for internal reporting and for internal decision-making purposes. Therefore, we have concluded that we operate as a single segment.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed.

F-11

Recent Accounting Pronouncements

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2019 and 2018, the Company does not have any cash equivalents.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Concentrations of Credit Risk

The Company maintains deposits in a financial institution which is insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times, the Company had deposits in this financial institution in excess of the amount insured by the FDIC.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic (“ASC”) 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. For the years ended September 30, 2019 and 2018, the Company’s expenditures on research and product development were $-0- and $-0- respectively.

Comprehensive Income (Loss)

The Company adopted ASC subtopic 220-10, Comprehensive Income (“ASC 220-10”) which establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners’ sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include unrealized gains and losses on available for sale securities adjustments.

Income Taxes

In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. ASC Topic 740 provides accounting and disclosure guidance on accounting for income taxes under generally accepted accounting principles (“U.S. GAAP”). This guidance addresses the recognition of taxes payable or refundable for the current year and the recognition of deferred tax liabilities and deferred tax assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns. FN1 ASC Topic 740 also addresses the accounting for income taxes upon a change in tax laws or tax rates. FN2 The income tax accounting effect of a change in tax laws or tax rates includes, for example, adjusting (or re-measuring) deferred tax liabilities and deferred tax assets, as well as evaluating whether a valuation allowance is needed for deferred tax assets. FN3 The guidance in ASC Topic 740 does not, however, address certain circumstances that may arise for registrants in accounting for the income tax effects of the Act. The staff understands from outreach that registrants will potentially encounter a situation in which the accounting for certain income tax effects of the Act will be incomplete by the time financial statements are issued for the reporting period that includes the enactment date of December 22, 2017. Questions have arisen regarding different approaches to the application of the accounting and disclosure guidance in ASC Topic 740 to such a situation. Accordingly, the SEC staff believes clarification is appropriate to address any uncertainty or diversity of views in practice regarding the application of ASC Topic 740 in situations where a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting under ASC Topic 740 for certain income tax effects of the Act for the reporting period in which the Act was enacted.

F-12

The Tax Cuts and Jobs Act (the “Act”) changes existing United States tax law and includes numerous provisions that will affect businesses. The Act, for instance, introduces changes that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits. The Act will also have international tax consequences for many companies that operate internationally. The Act has widespread applicability to registrants.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company adopted the provisions of ASC Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of September 30, 2019 and 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. The Company recorded $2,516 in income taxes during September 30, 2019.

Advertising

The Company’s advertising costs are expensed as incurred. Advertising expense was $2,423 and $3,375 for the years ended September 30, 2019 and 2018.

Stock-Based Compensation

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. It is effective prospectively for the annual period ending December 31, 2018 and interim periods within that annual period. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements and disclosures, but does not expect it to have a significant impact.

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations and comprehensive loss, as if such amounts were paid in cash.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-13

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	—	quoted prices in active markets for identical assets or liabilities

Level 2	—	quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3	—	inputs that are unobservable based on an entity’s own assumptions, as there is little, if any, related market activity (for example, cash flow modeling inputs based on assumptions)

Financial liabilities as of September 30, 2019 measured at fair value on a recurring basis are summarized below:

The Company determined that certain conversion option related to convertible notes issued did not have fixed settlement provisions and are deemed to be derivative financial instruments, since the exercise price was subject to adjustment based on certain subsequent equity transactions that would change the exercise price, the Company elected to use a lower reset provision. Accordingly, the Company was required to record such conversion option as a derivative liability and mark such derivative to fair value each reporting period. Such instrument was classified within Level 3 of the valuation hierarchy. For the purpose of calculating the potential embedded derivatives, the Company utilized an estimated conversion price of $0.01 in estimating the fair value of the conversion option.

The fair value of the conversion option was calculated using a binomial lattice formula with the following range of assumptions during the year ended September 30, 2019:

In the opinion of management, there is not a sufficient viable market for the Company’s common stock to determine its fair value, therefore management considers recent sales of its common stock to independent qualified investors and estimated fair value of net assets acquired through issuance of common stock. Since the valuation model inputs are not fixed, management has estimated the fair value to be utilizing a binomial lattice model. Considerable management judgment is necessary to estimate the fair value at each reporting period. Accordingly, actual results could vary significantly from management’s estimates.

Conversion price per share and conversion shares are based on the lower of reset or floor price of the respective notes.

The risk-free interest rate is the United States Treasury rate on the measurement date having a term equal to the remaining contractual life of the instrument. Since the Company’s stock has not been publicly traded with significant volume, the Company is utilizing an expected volatility based on a review of historical volatilities over a period of time equivalent to the expected life of the instrument being valued of similarly positioned public Companies within. The dividend yield is 0% as the Company has not made any dividend payment and has no plans to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities.

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Significant observable and unobservable inputs include stock price, exercise price, annual risk-free rate, term, and expected volatility, and are classified within Level 3 of the valuation hierarchy. An increase or decrease in volatility or interest free rate, in isolation, can significantly increase or decrease the fair value of the derivative liabilities. Changes in the values of the derivative liabilities are recorded as a component of other income (expense) on the Company’s consolidated statements of operations and comprehensive loss.

F-14

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the year ended September 30, 2019:

Balance - Beginning of period	$472,670
Aggregate fair value of derivative instruments issued	-
Transfers out upon payoff of notes payable	-
Change in fair value of derivative liabilities	(195,102)
Balance - End of period	$277,569

NOTE 5 - INVESTMENT IN EQUITY SECURITIES

As of September 30, 2019 the Company held one million (1,000,000) common stock of Amarantus BioScience Holdings, Inc. (AMBS) with a fair value of $18,000.

NOTE 6 – LICENSE AND TECHNOLOGY AGREEMENTS

As a result of a Licensing Agreement between Avant Diagnostics, Inc. and George Mason University (“GMU”), , Avant has the exclusive rights to commercialize 5 patents, associated with GMU’s RPPA technology, licensed from GMU. Also, Avant has the right of first refusal for all technology associated with RPPA technology from GMU.

The National Institute of Health (“NIH”) has also licensed 3 patents to Avant in the area of RPPA technology.

The Company’s intangible assets consist of technology enhancements and licensing payments for its worldwide exclusive licensed rights to OvaDx ®, a noninvasive proteomics diagnostic screening test for the early detection of ovarian cancer. As of September 30, 2019, the Company is no longer pursuing OvaDx® and has written down the intangible asset to zero.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

As of September 30, 2019 the Company had $232,832 in Convertible Notes Payable.

Between October 28, 2016 and November 7, 2016, the Company entered into a various convertible promissory notes (collectively, the “Oct 2016 Notes”) with accredited investors (the “October 2016 Investors”) pursuant to which the October 2016 Investors purchased an aggregate principal amount of $40,000 of Convertible Promissory Notes for an aggregate purchase price of $40,000. The Oct 2016 Notes bear interest at 12% per annum and mature on six months from the date of issuance. The Oct 2016 Notes will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.25 or (ii) the closing sales price of such common stock on the date of conversion, subject to adjustment.

On May 25th 2018, the Company entered into an exchange Agreement (the “Coastal Exchange Agreement”) with Coastal Investment Partners, LLC (“Coastal”). Pursuant to the terms of the Coastal Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated July 6, 2016 plus accrued but unpaid interest and default and other amounts due and payable under such notes, which was $305,664 as of the Effective Date (the “Coastal Notes”) in exchange for (i) 192,832 shares of Series A Preferred Stock having an aggregate value of $192,832 and (ii) the issuance of new convertible promissory notes due eighteen (18) months from the Effective Date in the aggregate principal amount of $192,832 (the “New Coastal Note”). The New Coastal Note shall bear interest at 8% per annum and is convertible into shares of the Company’s common stock at $0.015 per share, subject to adjustment. Coastal has contractually agreed to restrict their ability to convert the New Coastal Note such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock. In connection with the Coastal Exchange Agreement, Coastal agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Coastal Notes after March 31, 2018. In addition, Coastal entered into a termination agreement with the Company pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with Coastal (the “Coastal Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreement were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Coastal Prior Agreements. Coastal also authorized the Company or its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by it on the Company’s assets.

F-15

NOTE 8 – PROMISSORY NOTES PAYABLE

As of September 30, 2019 the Company had $24,759 in Promissory Notes Payable.

On May 25 2018, the Company entered into an exchange agreement (the “Black Mountain Exchange Agreement”) with Black Mountain Equity Partners LLC (“Black Mountain”). Pursuant to the terms of the Black Mountain Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated November 11, 2016 (the “Black Mountain Note”) in exchange for the issuance of new promissory note due twelve (12) months from the Effective Date in the aggregate principal amount of $20,000 (which includes a prepayment amount of $5,000 made on the Effective Date) (the “New Black Mountain Note”). The New Black Mountain Note shall bear interest at 12% per annum and has mandatory payments of $5,000 every 90 days until paid in full. In connection with the Black Mountain Exchange Agreement, Black Mountain agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Black Mountain Note after March 31, 2018.

On May 25 2018, the Company entered into an exchange agreement with a certain investor for the issuance of new promissory note due twenty-four (24) months from the Effective Date in the aggregate principal amount of $47,259 (the “New 2016 Investor Note”). The New 2016 Investor Note shall bear interest at 12% per annum and has mandatory payments of $2,000 every 30 days until paid in full starting June 25, 2018. In connection with the 2016 Investors Exchange Agreement, the 2016 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2016 Notes after March 31, 2018.

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred Stock

Effective January 27, 2015, the Company adopted an amendment to the articles of incorporation to authorize the issuance of preferred stock with preferences, limitations, and relative rights designated by our board of directors (the “Preferred Shares”). The amendment to our articles of incorporation will authorize the issuance of up to 50 million Preferred Shares, with different series under the discretion of our board of directors, without any action on the part of the stockholders. As of September 30, 2019 there was 2,211,155 Series A, 25,614,869 Series B, 150,000 Series C, and 1,428,450 Series D and there was 1,631,660 Series A, 25,614,869 Series B, and 150,000 Series C as of September 30, 2018.

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Series A Certificate of Designation”). The number of shares of Series A Preferred Stock designated shall be up to 4,000,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00. Except as otherwise required by law, no dividend shall be declared or paid on the Series A Preferred Stock. Except as otherwise expressly required by law, the holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes equal all other outstanding shares of capital stock of the Company outstanding at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such that the holders of outstanding shares of Series A Preferred Stock shall always constitute 50.1% of the voting power of the Company until the Series A converts into common stock. The shares of Series A Preferred Stock are not redeemable by the Company. The shares of Series A Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. Upon a consummation of a reverse stock split of the Company’s common stock, which the Board will decide in the future as to the terms of the reverse split ratio (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series A Preferred Stock into shares of the Company’s common stock at a rate of to be agreed upon by the parties.

F-16

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of State of the State of Nevada (the “Series B Certificate of Designation”). The number of shares of Series B Preferred Stock designated shall be up to 27,000,000. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a stated value equal to the total number of shares of Series B Preferred Stock issued to the Holder divided by their Owed Amount (as defined in the Series B Certificate of Designation). Except as otherwise required by law, no dividend shall be declared or paid on the Series B Preferred Stock. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to vote on an as-converted basis for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class. The shares of Series B Preferred Stock are not redeemable by the Company. The shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. Upon filing an amendment to the Company’s articles of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the Series B Preferred Stock (the “Amendment”), the shares of Series B Preferred Stock will be automatically converted into common stock and such conversion will require no action on behalf of the Company or the holder of the Series B Preferred Stock. Each share of Series B Preferred Stock shall convert into ten (10) shares of common stock of the Company, subject to adjustment.

On May 25, 2018 (the “Effective Date”), the Company entered into securities purchase agreements (collectively, the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company sold an aggregate of six hundred and fifty thousand (650,000) shares of its series A convertible preferred stock (the “Series A Preferred Stock”) for aggregate gross proceeds of $650,000. In addition, existing debtholders of the Company exchanged an aggregate of $516,155 (currently due and payable under existing indebtedness) for an aggregate of 516,155 shares of Series A Preferred Stock pursuant to exchange agreements described below.

On May 25 2018, the Company entered into an exchange agreement (collectively, the “2016 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between November 2016 and January 2017 (the “2016 Notes”) for an aggregate principal amount of $786,500 (the “2016 Investors”). Pursuant to the terms of the 2016 Investors Exchange Agreement, the Company agreed to exchange (i) the principal amount due under the 2016 Notes in exchange for an aggregate of (i) 323,323 shares of Series A Preferred Stock having an aggregate value of $323,323 and (ii) approximately 3,324,065 shares of series B convertible preferred stock having an aggregate value of approximately $498,610 (the “Series B Preferred Stock”). In connection with the 2016 Investors Exchange Agreement, the 2016 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2016 Notes after March 31, 2018.

On May 25 2018, the Company entered into an exchange agreement (collectively, the “2017 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between June 2017 and October 2017 (the “2017 Notes”) for an aggregate principal amount of $545,000 (the “2017 Investors”). Pursuant to the terms of the 2017 Investors Exchange Agreement, the Company agreed to exchange (i) the principal amount due under the 2017 Notes (ii) warrants to purchase 18,166,667 shares of common stock and (iii) purchase rights to purchase shares of common stock for an aggregate of 72,666,667 shares of common stock, in exchange for an aggregate approximately 22,290,800 shares of series B convertible preferred stock having an aggregate value of $545,000 (the “Series B Preferred Stock”). The 2017 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2017 Notes after March 31, 2018. The terms of the Series B Preferred Stock are set forth under Item 3.02 below. In addition, each 2017 Investor entered into a termination agreement with the Company (collectively, the “2017 Investors Termination Agreement”) pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with the 2017 Investors (the “2017 Investors Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreements were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Prior Agreements. The 2017 Investors also authorized the Company or his/her/its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by such 2017 Investor on the Company’s assets.

F-17

In connection with the 2017 Investors Exchange Agreement, the 2017 Investors have agreed to a lock-up agreement with respect to any shares of common stock it may receive beginning on May 25, 2018 and ending on the nine (9) month anniversary of the date the Company’s laboratory is open for business (the “Lockup Period”). For the first one hundred and eighty (180) days after termination of the Lockup Period, the 2017 Investors shall be subject to a daily liquidation limit for any sales of common stock equal to two and a half percent (2.5%) of the average trading volume of the Company’s common stock for the prior five (5) trading days, but excluding the date of sale (the “Leakout Limitation”). For any sale proposed by the 2017 Investors in excess of the Leakout Limitation, the Company will have (a) a right of first refusal for a period of 15 business days after receipt of written notice of such sale from the 2017 Investor, to purchase such shares of common stock subject to the Leakout Limitation at a price equal to the average closing price per share of the Company’s common stock for the prior five (5) trading days prior to such notice, and (b) if not purchased by the Company, the Company will have approval rights of the counter party proposed by a 2017 Investor for the sale of any such securities, such approval in the Company’s sole and absolute discretion.

For a period of one year from the date of final closing of the offering, Investors holding at least a majority of the Series A Preferred Stock outstanding from time to time shall have the right to cause the Company to sell for cash to such Investors on a pro rata basis up to an aggregate of $1,000,000 of common stock in one or more transactions at a 10% discount to the average closing price of the common stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported on any tier maintained by the OTC Markets Group, Inc.) for the thirty (30) consecutive trading days immediately prior to (and including) the Friday preceding the date of such purchase or purchases.

At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, the Investors, jointly and severally, shall have the exclusive right, voting separately as a class, to elect up to six (6) directors (each director, an “Investor Director”). A Preferred Director so elected shall serve for a term of one year and until his successor is elected and qualified. An Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose. Any vacancy created by such removal may also be filled at such meeting or by such consent for the remainder of such initial one-year term. At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, Infusion 51a, LP (“Infusion”) shall have the right to elect up to three (3) directors (each director, an “Infusion Director”). An Infusion Director so initially elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of an Infusion Director may be filled only by the affirmative vote of Infusion. An Infusion Director may, during his or her term of office, be removed at any time, with or without cause. Any vacancy created by such removal may also be filled by Infusion for the remainder of such initial one-year term.

As soon as practicable after the final closing of the offering, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain such approvals of the Company’s stockholders as may be required to increase the Company’s authorized shares of Common Stock such that the Company can issue all of the shares of Common Stock issuable upon completion of the restructuring and undertake a reverse stock split at such ratio where the number of shares of Common Stock outstanding after consummation of such reverse stock split will be decided by the Board in the future as to the terms of the reverse split ratio (the “Reverse Split”) before the exchange of the Series A Preferred Stock into shares of common stock (the “Stockholder Approval”). Until the consummation of the Reverse Split (as defined herein), the Investors appointed AVDX Investors Group, LLC (the “Investor Representative”) as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

From the Effective Date until the consummation of the Reverse Split, upon any issuance by the Company of common stock or Common Stock Equivalents (as defined in the Series A Certificate of Designations (as defined below)) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Qualifying Purchaser (as defined below) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. For purposes herein, “Qualifying Purchaser” means an Investor with a subscription amount of at least $150,000.

F-18

In connection with the offering, we agreed to pay our placement agent, a registered broker-dealer, or the Placement Agent, (i) a cash commission of 8% of the gross proceeds raised from investors in the offering, and to issue to the Placement Agent warrants to purchase a number of shares of common stock equal to 4% of the gross proceeds divided by the respective offering price, with a term of seven years from the date of issuance.

On August 20, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock with the Secretary of State of the State of Nevada (the “Series C Certificate of Designation”). The number of shares of Series C Preferred Stock designated shall be up to one million (1,000,000). Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00. Except as otherwise required by law, no dividend shall be declared or paid on the Series C Preferred Stock. Except as otherwise required by law, the Series C Preferred Stock shall have no voting rights. The shares of Series C Preferred Stock are not redeemable by the Company. The shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. Upon a consummation of a reverse stock split of the Company’s common stock (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series C Preferred Stock into shares of the Company’s common stock at a rate of to be agreed upon by the parties. The Series C Investor has contractually agreed to restrict its ability to convert and/or exchange the Series C Preferred Stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exchange does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

On March 14, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock with the Secretary of State of the State of Nevada (the “Series D Certificate of Designation”). The number of shares of Series D Preferred Stock designated shall be up to 2,000,000. Each share of Series D Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00. Except as otherwise required by law, no dividend shall be declared or paid on the Series D Preferred Stock. Except as otherwise expressly required by law, the holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes equal all other outstanding shares of capital stock of the Company outstanding at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such that the holders of outstanding shares of Series D Preferred Stock shall always constitute 50.1% of the voting power of the Company until the Series D is converted into common stock. The shares of Series D Preferred Stock are not redeemable by the Company. The shares of Series D Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. Upon a consummation of a reverse stock split of the Company’s common stock (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series D Preferred Stock into shares of the Company’s common stock at a rate to be agreed upon by the parties.

As soon as practicable after the final closing of the offering of Series D Preferred Stock, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain such approvals of the Company’s stockholders as may be required to increase the Company’s authorized shares of Common Stock such that the Company can issue all of the shares of Common Stock issuable upon completion of the restructuring and undertake a reverse stock split (the “Reverse Split”) before the exchange of the Series D Preferred Stock into shares of common stock (the “Stockholder Approval”). Until the consummation of the Reverse Split (as defined herein), the Investors appointed AVDX Investors Group, LLC (the “Investor Representative”) as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

On May 30, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On June 18, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

F-19

On June 22, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of thirty thousand (30,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $30,000.

On June 25, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of one hundred and fifty thousand (150,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $150,000.

On July 1, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of ten thousand five hundred (10,500) shares of its Series A Preferred Stock for aggregate gross proceeds of $10,500.

On July 5, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On August 20, 2018, the Company entered into a securities purchase agreement (the “Series C Purchase Agreement”) with an institutional investor (the “Series C Investor”) pursuant to which the Company sold an aggregate of one hundred and fifty thousand (150,000) shares of its series C convertible preferred stock (the “Series C Preferred Stock”) for aggregate gross proceeds of $150,000.

On August 23, 2018, the Company entered into a securities purchase agreement with Dr. Mick Ruxin, the Company’s Chief Executive Officer, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On September 12, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On September 12, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On October 17, 2018, the Company entered into a securities purchase agreement with Henry Cole, a director of the Company, pursuant to which the Company sold an aggregate of twenty thousand (20,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $20,000.

On October 17, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s executive chairman, pursuant to which the Company sold an aggregate of two thousand-five hundred (2,500) shares of its Series A Preferred Stock for aggregate gross proceeds of $2,500.

On October 26, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of one hundred thousand (100,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $100,000.

On November 26, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On November 27, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of twelve thousand (12,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $12,000.

On December 19, 2018, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On December 19, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On December 31, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

F-20

On February 8, 2019, the Company entered into a securities purchase agreement with Infusion 51a, LP, represented by Jeffrey Stephens, a director of the Company, pursuant to which the Company sold an aggregate of thirty-five thousand (35,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $35,000.

On March 22, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On April 3, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On April 5, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On April 5, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On April 11, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On April 23, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On April 26, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of thirty thousand (30,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $30,000.

On May 10, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On May 13, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On May 31, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On July 3, 2019, the Company entered into a securities purchase agreement with Matthew Schwartz, a director of the Company, pursuant to which the Company sold an aggregate of two hundred and fifty thousand (250,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $250,000.

On July 22, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of one hundred thousand (100,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $100,000.

On July 25, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of one hundred and twenty-five thousand (125,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $125,000.

On July 25, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On August 12, 2019, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman,, pursuant to which the Company exchanged Mr. Busch $53,450 loan to the Company and sold an aggregate of fifty-three thousand four hundred and fifty (53,450) shares of its Series D Preferred Stock for aggregate gross proceeds of $53,450.

F-21

On August 12, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On August 29, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of one hundred twenty-five thousand (125,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $125,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On September 9, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On September 26, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On September 30, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company exchanged $125,000 of convertible senior secured note owed by the Company for an aggregate of one hundred twenty-five thousand (125,000) shares of its Series A Preferred Stock.

Common Stock

On January 27, 2015, the Company filed an amendment to its Articles of Incorporation and effected a 17-for-1 reverse stock split of its issued and outstanding shares of common stock, whereby 109,939,000 outstanding shares of the Company’s common stock were converted into 6,467,000 shares of the Company’s common stock. The reverse stock split was effective in the market commencing on January 27, 2015. All per share amounts and number of shares in the consolidated financial statements, related notes and other items throughout have been retroactively restated to reflect the reverse stock split.

The board of directors authorized the following issuances of stock for services. The Company evaluated in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees”:

During the year ended September 30, 2018, the Company issued 40,000 restricted shares of common stock for bonus shares to a note for a fair value of $1,200.

During the year ended September 30, 2018, the Company issued 2,898,551 restricted shares of common stock to Amarantus BioScience Holdings, Inc. converting part of their contingency liability for legal settlement for a fair value of $57,971.

During the year ended September 30, 2018, the Company issued 30,092,073 restricted shares of common stock to Amarantus BioScience Holdings, Inc to relinquish all convertible notes, accrued interest, and notes receivable for a fair value of $373,440.

F-22

On October 6, 2017, the Company issued an aggregate of 40,000 restricted shares of common stock for bonus shares to a note for a fair value of $1,200.

On November 11, 2017, the Company issued an aggregate of 2,898,551 restricted shares of common stock for legal settlement for a fair value of $57,971.

On March 30, 2018, the Company issued an aggregate of 30,092,073 restricted shares of common stock to Amarantus BioScience Holdings, Inc to relinquish all convertible notes, accrued interest, and notes receivable for a fair value of $373,440.

During the year ended September 30, 2019, the Company issued an aggregate 10,000,000 restricted shares of our common stock for legal settlement for a total fair value of $100.

On May 21, 2019, the Company issued an aggregate of 10,000,000 restricted shares of common stock for legal settlement for a fair value of $100.

Stock Options and Warrants

Warrants

As of September 30, 2019, the Company had 6,666,667 warrants outstanding.

The following table reflects a summary of common stock warrants outstanding and warrant activity during the periods:

		Weighted	Weighted
		Average	Average	Aggregate
	Number of	Exercise	Term	Intrinsic
	Warrants	Price	(Years)	Value
Warrants outstanding and exercisable at September 30, 2017	-	$-	-	$-
Granted	6,666,667	0.015	5.0	100,000
Exercised	-	-	-	-
Forfeited	-	-	-	-
Warrants outstanding and exercisable at September 30, 2018	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Warrants outstanding and exercisable at September 30, 2019	6,666,667	$0.015	5.0	$100,000

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Stock Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the ASC.

F-23

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The fair value of stock-based payment awards during the years ended September 30, 2019 and 2018 was estimated using the Black-Scholes pricing model. The dividend rate is zero because the Company does not anticipate issuing dividends.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company estimated forfeitures related to option grants at a weighted average annual rate of 0% per year, as the Company does not yet have adequate historical data, for options granted during the years September 30, 2019 and 2018.

As of September 30, 2019, the Company had no options issued and outstanding.

Stock option activity summary covering options is presented in the table below:

		Weighted	Weighted
		Average	Average	Aggregate
	Number of	Exercise	Term	Intrinsic
	Options	Price	(Years)	Value
Options outstanding at September 30, 2017	-	-	-	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Options outstanding and exercisable at September 30, 2018	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Options outstanding and exercisable at September 30, 2019	-	$-	-	$-

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the consolidated financial statements as of September 30, 2019, except as discussed below.

On January 13, 2014, Plaintiff Tamarin Lindenberg (“Lindenberg”) sued Arrayit Corporation, the Company, John Howell, Steven Scott and Gregg Linn in Civil Action No. L7698-13. Plaintiff alleged violations of the New Jersey Conscientious Employee Protection Act NJSA 34:19-1 to NJSA 34:19-8 (“CEPA”), breach of contract, breach of covenant of good faith and fair dealing, economic duress and intentional infliction of emotional distress. On August 6, 2014, the court dismissed Lindenberg’s complaint against Arrayit Corporation for failure to state a claim upon which relief may be granted and against John Howell for lack of jurisdiction. The Company and its former officers have remained as defendants in the action. On or about April 15, 2019, the Company and its former officers entered into a settlement agreement with Lindenberg pursuant to which Company agreed to pay Lindenberg an aggregate of $30,000, $5,000 of which was paid on or about May 9, 2019 and $25,000 of which is due six months after the date of the first payment. In addition, the Company issued Lindenberg 1,500,000 shares of the Company’s common stock. On or about May 2, 2019, Lindenberg filed a stipulation of dismissal with prejudice related to this action with the court. The Company satisfied its obligations under the settlement agreement on or about October 14, 2019.

F-24

On or about September 16, 2017, Memory DX, LLC (“MDX”) filed a lawsuit against Amarantus Biosciences Holdings, Inc. (“AMBS”), Amarantus Bioscience Holdings, Inc., Amarantus Diagnostics, Inc., the Company and Avant Diagnostics Acquisition Corporation, et al (collectively the “Defendants”) in the Superior Court of the State of Arizona, County of Maricopa (Case Number CV2017-015026) (the “AZ Court”). On or about December 14, 2017, a default judgment (the “Default Judgment”) was rendered in the Court against the Defendants. On or about February 15, 2017, MDX and the Defendants entered into a settlement agreement related to the satisfaction of the Default Judgment. On May 25, 2017, the parties entered into an amended and restated settlement agreement pursuant to which in consideration for fully satisfying the Default Judgment, the Company paid MDX $30,000, (the “Initial Cash Amount”). In addition, the Company agreed to pay MDX an aggregate of $175,000 by July 30, 2017 (the “Additional Cash Amount” and together with the Initial Cash Amount, the “Cash Consideration”). If the Additional Cash Amount was not paid by July 30, 2017, the Company agreed to pay MDX $20,000 per month beginning August 30, 2017 in full satisfaction of the Additional Cash Amount. On September 19, 2017, the parties entered into a second amended and restated settlement agreement pursuant to which in consideration for fully satisfying the Default Judgment, the Company agreed to provide MDX the following: (i) an aggregate of $250,000 (the “Cash Consideration”) payable as follows: (i) $35,000 which has been previously paid, (ii) $3,500 which was paid upon execution of the agreement (iii) $2,000 which will be payable on the last calendar day of each month for October and November 2017, (iv) $5,000 which will be payable on the last calendar day for December 2017 and each of January and February 2018 and (v) $10,000 which will be payable on the last calendar day of each month until the full consideration is paid. Notwithstanding the foregoing, upon the sale by the Company of its equity securities in a single offering for aggregate gross proceeds of at least $7,500,000 (the “Qualified Offering”) after the date of the agreement, the Company will pay any remaining amount of the Cash Consideration then outstanding upon the final closing of such Qualified Offering. The Company previously issued to MDX 5,000,000 restricted shares of common stock (the “Initial Shares”) on or prior to the date of the amended agreement as partial consideration for the Default Judgment. In addition, the Company agreed to issue MDX an additional 5,000,000 restricted shares of common stock (the “Additional Shares”). Within three (3) business days of the issuance of the Additional Shares, MDX shall take all necessary action to withdraw the recorded Default Judgment. The Default Judgment shall be set aside without prejudice. Upon a default of the obligations to timely pay the Cash Consideration, after written notice and five (5) business days to cure, MDX will be entitled to reinstate the Default Judgment. MDX shall assign the License Agreement between MDX and University of Leipzig dated May 22, 2013, as amended, to the Company, as well as assign the Asset Purchase Agreement between MDX and AMBS to the Company upon final settlement of this matter. The Company satisfied all of its obligations under the settlement agreement on or about October 1, 2019.

On or about January 23, 2017, Ellenoff Grossman & Schole LLP (“EGS”) filed a complaint (the “EGS Complaint”) in the Supreme Court of the State of New York, County of New York (the “Court”), Case No. 650328/2017, against the Company alleging, among other things, breach of contract, account stated and quantum meruit. On or about June 19, 2017, the Company entered into a settlement agreement with EGS settling all of the allegations set forth in the EGS Complaint. The settlement agreement provides (a) a release of all claims by both parties, and (b) payment of $40,000 to EGS in 10 equal installments. On October 11, 2017, EGS notified the Company that is was in default under the terms of the settlement agreement.

On or about April 24, 2017, John G. Hartwell (“Hartwell”) and Corrine Ramos (“Ramos” and collectively with Hartwell, the “Plaintiffs”) filed a lawsuit against the Company, Avant Diagnostics Acquisition Corp. and Gregg Linn (collectively the “Defendants”) in the Circuit Court for Montgomery County, Maryland (Case Number 432180-V) (the “MD Court”), On or about June 8, 2017, the parties entered into a settlement agreement pursuant to which the Company agreed to pay Defendants an aggregate of approximately $154,000 in installments as set forth in the agreement (the “Initial Settlement Agreement”). The first payment of $29,819.99 was made by the Defendants to Plaintiffs on or about July 10, 2017. As a result of the first payment being made pursuant to the Initial Settlement Agreement, Plaintiffs dismissed the action against the Defendants without prejudice on or about July 13, 2017. The Company subsequently defaulted on the terms of the Initial Settlement Agreement. On or about April 2, 2018, John G. Hartwell (“Hartwell”) and Corrine Ramos (“Ramos” and collectively with Hartwell, the “Plaintiffs”) refiled a lawsuit against the Company, Avant Diagnostics Acquisition Corp. and Gregg Linn (collectively the “Defendants”) in the Circuit Court for Montgomery County, Maryland (Case Number 445068-V) (the “MD Court”) On or about February 15, 2019, the parties entered into a new settlement agreement pursuant to which the Company agreed to pay Defendants an aggregate of approximately $132,280 in installments as set forth in the agreement. The first payment of $10,000 was made by the Defendants to Plaintiffs on or about February 15, 2019. The Company continues to satisfy the settlement agreement with making monthly $5,000 payments to each plaintiff and as of November 14, 2019, Hartwell has $24,064 remaining and Ramos has $18,216 remaining in the settlement amount.

F-25

On or about June 27, 2017, Sichenzia Ross Ference Kesner LLP (“SRFK”) filed a complaint (the “SRFK Complaint”) in the Court, Case No. 654465/2017, alleging, among other things, breach of contract, account stated, quantum meruit and unjust enrichment against the Company, in connection with a retainer agreement, dated March 8, 2016, by and between the Company and SRFK (the “Agreement”). SRFK is seeking, among other things, compensatory damages in excess of $120,110, legal fees, interest and such other relief as the Court deems just and proper. On July 23, 2018, a default judgment was entered against the Company in the amount of $120,110 plus costs and disbursements. The Company does not believe it was ever properly served by SRFK. The Company denies the material allegations of the SRFK Complaint and intends to vigorously defend itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise.

On or about August 7, 2017, Clear Financial Solutions, Inc. (“CFS”) and Steven Plumb (collectively with CFS, the “Texas Plaintiffs”) filed a complaint (the “Texas Complaint”) in the 129th Judicial District Court of Harris County, Texas (the “Texas Court”), Case No. 2017-52184, against the Company, Gregg Linn, the Company’s former CEO, Signature Stock Transfer, Inc., the Company’s former transfer agent, and Jason Bogutski, the CEO of the Company’s former transfer agent (collectively, the “Texas Defendants”), alleging, among other things, breach of contract, promissory estoppel, quantum meruit, tortious interference and violations of Nevada law against the Texas Defendants, in connection with the failure to remove the legend on restricted stock held by CFS. The Texas Plaintiffs are seeking, among other things, damages in legal fees, interest and such other and further relief to which the Texas Plaintiffs may be entitled at law or in equity. The Company denies the material allegations of the Texas Complaint and is vigorously defending itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise. The Company is currently in settlement conversation with the Plaintiffs to settle for 10,000,000 shares of common stock, pre-split, but there is no guarantee the Company will be successful.

On September 18, 2018, the Company was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing brought by the SEC pursuant to Section 12(j) of the Exchange Act, File No. 3-18784 (the “Hearing”). The purpose of the Hearing before an Administrative Law Judge was to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months or revoke the registration, of each class of securities of the Company registered pursuant to Section 12 of the Exchange Act. The Hearing was scheduled because the Company was delinquent in its periodic filings with the SEC. Subsequent to September 18, 2018, the Company filed Form 10-Qs for each of the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, its Form 10-K for its fiscal year ended September 30, 2017, Form 10-Qs for each of the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 and its Form 10-K for the fiscal year ended September 30, 2018. Upon the filing of the Form 10-Q for the quarter ended December 31, 2018, which occurred on March 13, 2019, the Company became current in its reports with the SEC. After conversations with the SEC, on May 7, 2019, the Company signed an order that would provide that the registration of the Company’s common stock and any other class of its securities registered pursuant to Section 12 of the Exchange Act will be revoked, subject to approval of the SEC (the “Order”). The Order became effective on May 10, 2019. The Order will not permanently bar the Company from registering its common stock or other securities under the Securities Act and/or Section 12 of the Exchange Act in the future. For a more detailed discussion regarding the Order see “Recent Developments” above.

On or about February 26, 2019, Michael Linn filed a lawsuit against the Company in the Superior Court of the State of Arizona, County of Maricopa (Case Number CC2019042166RC) alleging breach of contract for the failure to pay for services rendered in April and May 2017. On May 10, 2019, a default judgment was entered against the Company in the amount of $3,573 because the Company did not appear at a hearing that was scheduled on such date related to this matter. The Company did not receive any notice of the hearing from the court and the court records seem to have spelt the Company’s name incorrectly on the record. As a result, on May 20, 2019, the Company filed a motion to vacate the judgment with the court because of its failure to receive notice of the hearing because of the court’s mistake. On July 2, 2019, the court denied the Company’s motion to vacate. On August 5, 2019 the Company paid Mr. Linn $3,620.09 in full satisfaction of the judgment related to this matter.

F-26

On or about July 16, 2019, Ronald S. Hencin (“Hencin”) and Glenn D. Hoke (“Hoke” and collectively with Hencin, the “2019 MD Plaintiffs”) filed a lawsuit against the Company, in the Circuit Court for Montgomery County, Maryland (Case Number 469500-V) (the “MD Court”), alleging, among other things, breach of contract and violation of the Maryland wage payment and collection law, The 2019 MD Plaintiffs are seeking a judgment that (i) in the case of Hencin, is an amount of $131,681.76, plus pre-judgment interest of $22,966.72 through and including July 16, 2019, plus prejudgment interest from July 17, 2019, through and including the date of the judgment at the rate of $21.6463 per diem, plus post-judgment interest and costs, $395,045.28 in treble damages, reasonable attorney’s fees and costs and such other review as deemed appropriate by the MD Court and (ii) in the case of Hoke, is an amount of $149,624.59 for unpaid wages, plus $30,716.67 for unreimbursed out-of-pocket expenses, plus pre-judgment interest of $30,593.74 through and including July 16, 2019, plus prejudgment interest from July 17, 2019, through and including the date of the judgment at the rate of $29.6451 per diem, plus post-judgment interest and costs, $448,873.77 in treble damages, reasonable attorney’s fees and costs and such other review as deemed appropriate by the MD Court. The Company denies the material allegations of this complaint and intends to vigorously defend itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise. The Company is currently in settlement conversation with the Plaintiffs, but there is no guarantee the Company will be successful in any settlement negotiations.

Employment Agreements

On June 20, 2017, the board of directors of the Company added Philippe Goix, PhD, MBA as chief executive officer of the Company, effective immediately. The Company entered into an offer letter dated June 20, 2017 (the “Offer Letter”) with Dr. Goix. The Offer Letter has no specified term, and Dr. Goix’s employment with the Company will be on an at-will basis. Dr. Goix’s employment with the Company will commence on June 20, 2017 (the “Start Date”).

Base Salary and Bonus. Dr. Goix will receive an annual base salary of $120,000. Upon the Company raising at least an additional $1,750,000 through the sale of its equity and/or debt securities (the “Initial Financing”), Dr. Goix’s salary will increase to $240,000 per year. In addition, upon the Company listing its shares on a national securities exchange and completing an additional capital raise for aggregate gross proceeds of an additional $5,000,000 beyond the Initial Financing, Dr. Goix’s salary will increase to $360,000 per year.

Sign-on Bonus. Dr. Goix will receive a one-time sign-on bonus of $15,000 and reimbursement for accrued travel expenses incurred during the recruitment process of $4,500.

Performance Bonus. Upon the Company raising an additional $1,500,000 through the sale of its equity and/or debt securities (excluding any securities sold in the Company’s financing disclosed on a Current Report on Form 8-K filed with the Commission on June 20, 2017) (the “Financing”), Dr. Goix shall be entitled to a cash bonus equal to the following: (i) $50,000 if the Financing is completed within 3 months of the date of the Offer Letter, (ii) $40,000 if the Financing is completed within 5 months of the date of the Offer Letter, and (iii) $30,000 if the Financing is completed within 7 months of the date of the Offer Letter.

Equity Compensation. Subject to further approval of the Company’s board of directors, Dr. Goix will be granted an option to purchase up to 22 million shares of the Company’s common stock, subject to mutually agreed upon time milestones and success-based milestones. The exercise price per share will be equal to the fair market value per share on the date the option is granted. The options will be granted upon the Company raising aggregate gross proceeds of $500,000 from the sale of its equity and/or debt securities.

Other Benefits and Terms. Dr. Goix will be eligible to participate in the group benefit programs generally available to senior executives of the Company.

On May 25, 2018, the Company entered into an employment agreement (the “Ruxin Agreement”) with Dr. Ruxin under which he will serve as Chief Executive Officer of the Company. The term of the Ruxin Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Ruxin Agreement, Dr. Ruxin will receive an annual salary of $250,000. He is eligible to receive a cash bonus of up to 100% of his base salary. The bonus shall be earned upon the Company’s achievement of performance targets for a fiscal year to be mutually agreed upon by Dr. Ruxin and the board or a committee thereof. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Dr. Ruxin shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Dr. Ruxin is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

F-27

Dr. Ruxin is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Dr. Ruxin’s termination of employment is the result of termination by the Company without Cause (as defined in the Ruxin Agreement) with Good Reason (as defined in the Ruxin Agreement) or as a result of a non-renewal of the term of employment under the Ruxin Agreement, Dr. Ruxin shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Ruxin Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Dr. Ruxin prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

The Ruxin Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

On May 25, 2018, the Company entered into an employment agreement (the “Busch Agreement”) with Mr. Busch under which he will serve as Executive Chairman of the Company. The term of the Busch Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Busch Agreement, Mr. Busch will receive an annual salary of $30,000, which amount shall be automatically increased to $120,000 on the first anniversary of the date of the Busch Agreement. He is eligible to receive a discretionary cash bonus at the option of the board based on their evaluation of his performance of duties and responsibility. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Mr. Busch shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Mr. Busch is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Mr. Busch is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Mr. Busch’s termination of employment is the result of termination by the Company without Cause (as defined in the Busch Agreement) with Good Reason (as defined in the Busch Agreement) or as a result of a non-renewal of the term of employment under the Busch Agreement, Mr. Busch shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Busch Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Mr. Busch prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

F-28

The Busch Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

NOTE 11 – RELATED PARTY TRANSACTIONS

As of September 30, 2019, AVDX Investors Group, LLC (AVDX) leases corporate office space and the lab located in Golden, Colorado for a total of $8,512 per month for the Company to use. For the years ended September 30, 2019 and 2018, total rent expense was $83,516 and $74,637 respectively.

The Company had accrued expenses due to current and former officers, consisting mainly of salary. As of September 30, 2019 and September 30, 2018, accrued payroll and benefits due to officers were $559,882 and $322,521, respectively.

The following selling, general and administrative expenses for the year ended September 30, 2018 and September 30, 2019 were incurred by Philippe Goix – former CEO, Mick Ruxin – CEO and Director, Jeffrey Busch – Chairman of Directors, Investor Representative – Related Consultant, Scott VanderMeer/International Infusion Inc – Related Consultant, John Brugmann - Director, Jeffrey Stephens - Director, Robert Trapp - Director, Rajesh Shrotriya - Director, Matthew Schwartz - Director, Henry Cole - Director, and Andy DeLoa - Director:

For the year ended September 30, 2018
Consultant- Related Party	29,000
Travel Expenses	3,347
Total	$32,347

Philippe Goix

F-29

For the year ended
September 30, 2018
Consultant	$104,166
Due to Officers	10
Expense Reimbusement	6,379
Salary and Wages	83,333
Payroll Expense	31,082
Total	$224,970

Mick Ruxin, M.D.

For the year ended
September 30, 2018
Salary and Wages	$10,000
Loan	5,400
Expense Reimbusement	1,079
Total	$16,479

Jeffrey Busch

For the year ended
September 30, 2018
Consultant- Related Party	$53,333
Total	$53,333

Investor Representative

For the year ended
September 30, 2018
Consultant- Related Party	$77,575
Due to Officers	15
Expense Reimbursement	3,067
Total	$80,657

Scott VanderMeer/International Infusion Inc

F-30

For the year ended
September 30, 2018
Expense Reimbursement	2,372
Total	$2,372

John Brugmann

For the year ended
September 30, 2018
Expense Reimbursement	452
Total	$452

Henry Cole

For the year ended
September 30, 2019
Due to Officers	20,000
Expense Reimbusement	13,614
Salary and Wages	250,000
Payroll Expense	5,046
Total	288,660

Mick Ruxin, M.D.

For the year ended
September 30, 2019
Salary and Wages	60,000
Expense Reimbusement	1,172
Total	61,172

Jeffrey Busch

For the year ended
September 30, 2019
Consultant- Related Party	106,667
Total	106,667

Investor Representative

F-31

For the year ended
September 30, 2019
Consultant- Related Party	$108,725
Expense Reimbursement	2,158
Total	$110,883

Scott VanderMeer/International Infusion Inc

For the year ended
September 30, 2019
Loan	35,000
Total	$35,000

John Brugmann

For the year ended
September 30, 2019
Expense Reimbursement	1,311
Total	$1,311

Matthew Schwartz

On December 4, 2017, the Company accepted the resignation of Philippe Goix as the Company’s chief executive officer and director, effective immediately. On December 15, 2017, the Company entered into a Separation and Release Agreement (the “Goix Separation Agreement”) with Philippe Goix, the Company’s former Chief Executive Officer, pursuant to which Dr. Goix’s status as chief executive officer and director of the Company ended effective December 4, 2017. Pursuant to the Goix Separation Agreement, upon the occurrence of a Triggering Event (as defined in the Goix Separation Agreement), the Company shall pay Dr. Goix a lump sum cash payment of $27,346.84 within three (3) business days of the date such Triggering Event occurs.

On December 11, 2017, the Company entered into a consulting agreement (the “VanderMeer Agreements”) with Scott VanderMeer under International Infusion Inc which he will serve as Interim Chief Financial Officer of the Company. The term of the VanderMeer Agreements was effective on December 11, 2017, continues until June 1st, 2018. The Company renewed the VanderMeer Agreement on June 1st, 2018 on a month-to-month basis until a full time Chief Financial Officer is brought onto the Company. Under the terms of the VanderMeer Agreements, Mr. VanderMeer will receive $50 per hour and will be paid a minimum of $5,000 per month up to $7,500 if monies is available. Any amount over $7,500 will be deferred and paid at a later date when the Company raises significate amount of money in a financing round. He is eligible to receive a cash bonus at any time throughout or after his contract has expired.

On May 25, 2018, the Company entered into an employment agreement (the “Ruxin Agreement”) with Dr. Ruxin under which he will serve as Chief Executive Officer of the Company. The term of the Ruxin Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Ruxin Agreement, Dr. Ruxin will receive an annual salary of $250,000. He is eligible to receive a cash bonus of up to 100% of his base salary. The bonus shall be earned upon the Company’s achievement of performance targets for a fiscal year to be mutually agreed upon by Dr. Ruxin and the board or a committee thereof. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Dr. Ruxin shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Dr. Ruxin is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

F-32

Dr. Ruxin is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Dr. Ruxin’s termination of employment is the result of termination by the Company without Cause (as defined in the Ruxin Agreement) with Good Reason (as defined in the Ruxin Agreement) or as a result of a non-renewal of the term of employment under the Ruxin Agreement, Dr. Ruxin shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Ruxin Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Dr. Ruxin prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

The Ruxin Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

On May 25, 2018, the Company entered into an employment agreement (the “Busch Agreement”) with Mr. Busch under which he will serve as Executive Chairman of the Company. The term of the Busch Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Busch Agreement, Mr. Busch will receive an annual salary of $30,000, which amount shall be automatically increased to $120,000 on the first anniversary of the date of the Busch Agreement. He is eligible to receive a discretionary cash bonus at the option of the board based on their evaluation of his performance of duties and responsibility. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Mr. Busch shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Mr. Busch is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Mr. Busch is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Mr. Busch’s termination of employment is the result of termination by the Company without Cause (as defined in the Busch Agreement) with Good Reason (as defined in the Busch Agreement) or as a result of a non-renewal of the term of employment under the Busch Agreement, Mr. Busch shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Busch Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Mr. Busch prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

F-33

The Busch Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

On May 25 2018, the Company entered into a Consulting Agreement (the “Agreement”) with AVDX Investor Group LLC (the “Investor Representative”). Under the Agreement, the Investor Representative shall perform such consulting and advisory services, within Investor Representative’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the six-month term of the Agreement, Jeff Busch shall perform the services on behalf of Investor Representative (“Designated Person”). The Agreement has an initial term of six months from the date of execution and shall automatically renew on a monthly basis unless either party gives notice of non-renewal to the other party at least fifteen days prior to the date of the Agreement, provided this agreement shall not extend beyond 12 months from the date of the Agreement. Pursuant to the Agreement, the Company shall pay Investor Representative an annual amount of $160,000, payable either in cash or Series A Preferred Stock (or Common Stock upon filing of the Charter Amendment and consummation of the Reverse Split) during the term of the Agreement (the “Base Compensation”). The Company shall promptly reimburse Investor Representative for all travel, meals, entertainment and other ordinary and necessary expenses incurred by Investor Representative in the performance of its duties to the Company. Investor Representative’s and Designated Person’s position with the Company may be terminated at any time, with or without cause or good reason, upon at least 30 days prior written notice. During the term of the Agreement and for a period of twelve months thereafter, Investor Representative and Designated Person will be subject to non-competition and non-solicitation provisions, subject to standard exceptions. Investors will also provide Investor Representative an irrevocable proxy to vote their shares on all corporate matters until completion of the Reverse Split.

On June 2, 2017, the Company appointed Jeff Stephens to the Board of Directors.

On November 7, 2017, the Company appointed Robert Trapp to the Board of Directors.

On December 11, 2017, the Company appointed Scott VanderMeer as Interim CFO.

On May 25, 2018, the Company appointed John Brugmann to the Board of Directors.

On May 25, 2018, the Company appointed Henry Cole to the Board of Directors.

On August 2, 2018, the Company appointed Rajesh Shrotriya to the Board of Directors.

On August 2, 2018, the Company appointed Andy DelaO to the Board of Directors.

On August 26, 2019, the Company appointed Matthew Schwartz to the Board of Directors.

Details of transactions between the Company and related parties are disclosed below:

The following entities have been identified as related parties:

Jeffrey Busch	- Chairman of the Board
Mick Ruxin	- Chief Executive Officer, Director, President, Secretary, Treasurer, Consultant
Scott VanderMeer	- Interim Chief Financial Officer
Jeff Stephens	- Director
John Brugmann	- Director
Henry Cole	- Director
Rajesh Shrotriya	- Director
Matthew Schwartz	- Director
AVDX Investors Group, LLC	- Consultant
International Infusion Inc	- Consultant
Infusion 51a, LP	- Investor controlled by Jeff Stephens and Scott VanderMeer
International Infusion LP	- Investor controlled by Jeff Stephens and Scott VanderMeer
Camily Series LLC	- Investor controlled by Matthew Schwartz

F-34

Balance Sheet:	For the year ended September 30, 2019	For the year ended September 30, 2018
	$	$
Due to Officers	20,000	25
Loan	-	5,400
Accounts Payable	313,958	197,109
Accrued Payroll and Benefits	278,333	-
Preferred A	931	686
Preferred B	18,695	18,695
Preferred D	304	-

Income Statement:
Consultant	215,392	264,074
Salary and Wages	310,000	69,148
Payroll Expense	5,046	31,082
Expense Reimbursement	18,255	16,244

During the year ended September 30, 2018, Philippe Goix, Company Former CEO, incurred $29,000 of consultant fees – related party and $3,347 in expense reimbursement which $27,347 accrued in accounts payable.

During the year ended September 30, 2018, Mick Ruxin, M.D., Company CEO and Director, incurred $104,166 of consultant fees, $83,333 of salary and wages, $10 due to officer, $6,379 in expense reimbursement, $31,082 in payroll expense, accrued $44,854 in accounts payable, and purchased 25,000 Preferred A Stock.

During the year ended September 30, 2018, Jeffrey Busch, Chairman of the Board, incurred $10,000 of salary and wages which $10,000 was accrued in accounts payable, $5,400 in loans, $1,079 in expense reimbursement, and purchased 210,500 Preferred A Stock.

During the year ended September 30, 2018, AVDX Investors Group, LLC, Investor Representative, incurred $53,333 of consultant fees – related party which $53,333 was accrued in accounts payable.

During the year ended September 30, 2018, Scott VanderMeer under International Infusion Inc, acting CFO, incurred $77,575 of consultant fees – related party and accrued $61,575 in accounts payable, $15 due to officers, $3,067 in expense reimbursement.

During the year ended September 30, 2018, Jeff Stephens and Scott VanderMeer, Managing Partners of Infusion 51a, LP, purchased 250,000 Preferred A Stock and exchanged note principle and accrued interest for 94,215 Preferred A Stock and 17,347,619 Preferred B Stock.

During the year ended September 30, 2018, Jeff Stephens and Scott VanderMeer, Partners of International Infusion LP, exchanged note principle and accrued interest for 89,256 Preferred A Stock and 1,125,376 Preferred B Stock.

During the year ended September 30, 2018, John Brugmann and his wife, Director, incurred $2,372 in expense reimbursement and exchanged note principle and accrued interest for 17,355 Preferred A Stock and 221,472 Preferred B Stock.

During the year ended September 30, 2018, Henry Cole, Director, incurred $452 in expense reimbursement.

During the year ended September 30, 2019, Mick Ruxin, M.D., Company CEO and Director, incurred $250,000 of salary and wages which $208,333 was accrued in payroll and benefits, $20,000 due to officer, $13,614 in expense reimbursement, $5,046 in payroll expenses.

F-35

During the year ended September 30, 2019, Jeffrey Busch, Chairman of the Board, incurred $60,000 of salary and wages which $70,000 was accrued in payroll and benefits with $10,000 from the previous year, $1,172 in expense reimbursement, purchased $39,500 in Preferred A Stock, and exchanged $53,450 in loans for Preferred D Stock.

During the year ended September 30, 2019, AVDX Investors Group, LLC, Investor Representative, incurred $106,667 of consultant fees – related party which $106,667 was accrued in accounts payable.

During the year ended September 30, 2019, Scott VanderMeer under International Infusion Inc, acting CFO, incurred $108,725 of consultant fees – related party which $125,300 accrued in accounts payable from this year and for last year, and $2,158 in expense reimbursement.

During the year ended September 30, 2019, Jeff Stephens and Scott VanderMeer, Managing Partners of Infusion 51a, LP, purchased 35,000 Preferred A Stock.

During the year ended September 30, 2019, John Brugmann, Director, loaned the Company $35,000 and was paid back in full.

During the year ended September 30, 2019, Henry Cole, Director, purchased 20,000 Preferred A Stock.

During the year ended September 30, 2019, Rajesh Shrotriya, Director, purchased 150,000 Preferred A Stock.

During the year ended September 30, 2019, Matthew Schwartz, Director, purchased 250,000 Preferred D Stock and incurred $1,311 in expense reimbursement.

Jeffrey Busch – Related Party

On May 25, 2018 (the “Effective Date”), the Company entered into securities purchase agreements (collectively, the “Purchase Agreement”) with accredited investor (the “Investor”) pursuant to which the Company sold an aggregate of one hundred and eighty thousand (180,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $180,000.

On July 1, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of ten thousand five hundred (10,500) shares of its Series A Preferred Stock for aggregate gross proceeds of $10,500.

On October 17, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s executive chairman, pursuant to which the Company sold an aggregate of two thousand-five hundred (2,500) shares of its Series A Preferred Stock for aggregate gross proceeds of $2,500.

On November 27, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of twelve thousand (12,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $12,000.

On December 19, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On August 12, 2019, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman,, pursuant to which the Company exchanged Mr. Busch $53,450 loan to the Company and sold an aggregate of fifty-three thousand four hundred and fifty (53,450) shares of its Series D Preferred Stock for aggregate gross proceeds of $53,450.

Infusion 51a LP - Related Party

On May 25, 2018 (the “Effective Date”), the Company entered into securities purchase agreements (collectively, the “Purchase Agreement”) with accredited investor (the “Investor”) pursuant to which the Company sold an aggregate of two hundred and fifty thousand (250,000) shares of its Series A convertible preferred stock for aggregate gross proceeds of $250,000 (the “Series A Preferred Stock”). In addition, existing debtholder of the Company exchanged an aggregate of $94,215 (currently due and payable under existing indebtedness) for an aggregate of 94,215 shares of Series A Preferred Stock pursuant to exchange agreements described below.

F-36

On May 25, 2018 the Company entered into an exchange agreement (collectively, the “2017 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between June 2017 and October 2017 (the “2017 Notes”) for an aggregate principal amount of $395,000 (the “2017 Investors”). Pursuant to the terms of the 2017 Investors Exchange Agreement, the Company agreed to exchange (i) the principal amount due under the 2017 Notes (ii) warrants to purchase 13,166,667 shares of common stock and (iii) purchase rights to purchase shares of common stock for an aggregate of 52,666,667 shares of common stock, in exchange for an aggregate approximately 17,347,619 shares of series B convertible preferred stock having an aggregate value of $395,000 (the “Series B Preferred Stock”). The 2017 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2017 Notes after March 31, 2018. The terms of the Series B Preferred Stock are set forth under Item 3.02 below. In addition, each 2017 Investor entered into a termination agreement with the Company (collectively, the “2017 Investors Termination Agreement”) pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with the 2017 Investors (the “2017 Investors Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreements were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Prior Agreements. The 2017 Investors also authorized the Company or his/her/its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by such 2017 Investor on the Company’s assets.

On February 8, 2019, the Company entered into a securities purchase agreement with Infusion 51a, LP, represented by Jeffrey Stephens, a director of the Company, pursuant to which the Company sold an aggregate of thirty-five thousand (35,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $35,000.

International Infusion LP – Related Party

On the Effective Date, the Company entered into an exchange with existing debtholders of the Company and exchanged an aggregate of $89,256 (currently due and payable under existing indebtedness) for an aggregate of 89,256 shares of Series A Preferred Stock pursuant to exchange agreements described below.

On May 25, 2018 the Company entered into an exchange agreement (collectively, the “2017 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between June 2017 and October 2017 (the “2017 Notes”) for an aggregate principal amount of $168,806 (the “2017 Investors”). Pursuant to the terms of the 2017 Investors Exchange Agreement, the Company agreed to exchange an aggregate approximately 1,125,376 shares of series B convertible preferred stock having an aggregate value of $168,806 (the “Series B Preferred Stock”). The 2017 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2017 Notes after March 31, 2018. The terms of the Series B Preferred Stock are set forth under Item 3.02 below. In addition, each 2017 Investor entered into a termination agreement with the Company (collectively, the “2017 Investors Termination Agreement”) pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with the 2017 Investors (the “2017 Investors Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreements were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Prior Agreements. The 2017 Investors also authorized the Company or his/her/its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by such 2017 Investor on the Company’s assets.

Other – Directors

On August 23, 2018, the Company entered into a securities purchase agreement with Dr. Mick Ruxin, the Company’s chief executive officer, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

F-37

On October 17, 2018, the Company entered into a securities purchase agreement with Henry Cole, a director of the Company, pursuant to which the Company sold an aggregate of twenty thousand (20,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $20,000.

On October 26, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of one hundred thousand (100,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $100,000.

On December 31, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On July 3, 2019, the Company entered into a securities purchase agreement with Matthew Schwartz, a director of the Company, pursuant to which the Company sold an aggregate of two hundred and fifty thousand (250,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $250,000.

NOTE 12 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	For The Years Ended September 30,
	2019	2018
Deferred Tax Assets:
Net operating loss carryforward	$10,966,660	$10,100,864
Stock-based compensation	2,781,575	2,758,273
Marketable Securities	-	-
Total deferred tax assets	13,748,235	12,859,137

Valuation allowance	(13,748,235)	(12,859,137)

Deferred tax asset, net of valuation allowance	$-	$-

Changes in valuation allowance	$(889,098)	$(929,781)

F-38

The income tax provision (benefit) consists of the following:

	For The Years Ended September 30,
	2019	2018
Federal:
Current	$-	$-
Deferred	(767,204)	(802,309)

State and local:
Current	-	-
Deferred	(121,894)	(127,472)
	(889,098)	(929,781)
Change in valuation allowance	889,098	929,781
Income tax provision (benefit)	$-	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended September 30,
	2019	2018

Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State tax, net of federal benefit	-%	-%
Permanent differences	-%	-%
True up of deferred tax asset	-%	-%
Change in valuation allowance	34.0%	34.0%
Effective income tax rate	0%	0%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

At September 30, 2019 and 2018, the Company had $10,966,660 and $10,100,864, respectively, of both federal and state net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire 20 years from the filing of the Company’s federal returns. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry forwards are subject to annual limitations in the event of a greater than 50% ownership change.

The Company anticipates filing income tax returns in the U.S. federal, Colorado, and Arizona jurisdictions and such returns will be subject to examination by taxing authorities, when filed. The Company has not filed any income taxes to date.

NOTE 13 – SUBSEQUENT EVENTS

On November 8, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of fifty thousand (50,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $50,000.

On November 20, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On November 25, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series D Preferred Stock for aggregate gross proceeds of $25,000.

On November 27, 2019, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of two million (2,000,000) shares of its Series E Preferred Stock for aggregate gross proceeds of $2,000,000. The investor will also receive 275,500 warrants at three various prices determined after the board votes on a reverse stock split.

F-39